Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

Hector Alonso, Chief Financial Officer Facundo Castro, Investor Relations Impsat Fiber Networks, Inc. Tel: 54.11.5170.6000 www.impsat.com or Kevin Kirkeby The Global Consulting Group Tel: 646.284.9400

IMPSAT ANNOUNCES FULL YEAR 2005 RESULTS

April 3, 2006 – Buenos Aires, Argentina—IMPSAT Fiber Networks, Inc. (“Impsat” or the “Company”) (OTC BB:IMFN), a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America, announced its full year results for 2005. All figures are in U.S. dollars.

FULL YEAR 2005 HIGHLIGHTS

•	Net Revenues posted the eighth consecutive increase in the fourth quarter. Net Revenues for full year 2005 totaled $254.0 million, an increase of $26.3 million or 11.5% compared to 2004.

•	EBITDA totaled $52.1 million, or 20.5% of net revenues for the year. EBITDA increased $4.9 million as compared to 2004 with all subsidiaries posting positive EBITDA in 2005.

•	Capital Expenditures for 2005 totaled $33.9 million.

•	Impsat Brazil increased revenues and EBITDA by $14.6 million, or 43.6%, and $5.5 million, or 153%, respectively.

FULL YEAR 2005 RESULTS

Commenting on the results for the year, Impsat CEO, Ricardo Verdaguer stated: “For Impsat, 2005 was a year full of accomplishments. We kept increasing our revenues each quarter, achieving an impressive 11.5% annual growth. Our strategy in Brazil is proving successful as we continue growing revenues and improving margins in that country. In addition, our strict control over costs and expenses contributed to improve EBITDA for the fourth consecutive year.”

Revenues

Net revenues during 2005 totaled $254.0 million, an increase of $26.3 million, or 11.5%, compared to 2004. All product lines increased revenues period-over-period.

•	Broadband and Satellite revenues increased $10.9 million, or 6.7%, period-over-period, driven by higher sales of IP Services, primarily in Brazil, Argentina and Ecuador.

•	Internet revenues increased 17.1% period-over-period as we increased services to corporate customers, particularly in Brazil.

•	Value Added Services revenues increased by 49.2% as compared to 2004. Growth was led by higher sales of hosting and managed services, mainly in Brazil and Colombia.

•	Telephony revenues grew by 15.2% compared to 2004, led by higher sales to corporate customers in Argentina and Brazil.

	Twelve Months Ended
Line of Service	(in thousands)
	31-Dec-04	31-Dec-05	Variation
Net revenues:
Net revenues from services:
Broadband and satellite	$161,964	$172,852	$10,888	6.7%
Internet	$26,125	$30,591	$4,466	17.1%
Value added services (1)	$16,674	$24,874	$8,200	49.2%
Telephony	$21,673	$24,967	$3,294	15.2%

Total net revenues from services	$226,436	$253,284	$26,848	11.9%

Sales of equipment	$1,279	$690	(589)	-46.0%

Total net revenues	$227,715	$253,974	$26,259	11.5%

(1)	Includes data center services, systems integration and other information technology solutions services.

The Company’s growth in revenues over the prior year is a combination of several factors including: (a) the increased customer base, which expanded from 3,314 customers at December 31, 2004 to 4,336 on December 31, 2005; (b) cross-selling to existing and new customers; (c) bundling of existing and new services; (d) stable or improved macroeconomic conditions throughout the Latin American region; and (e) appreciation of local currencies, mainly Brazil.

Operating Expenses

Operating Expenses for 2005 totaled $257.2 million, an increase of $32.0 million, or 14.2%, compared to 2004. This increase is principally related to an $18.4 million increase in direct costs and depreciation and amortization charges, which were $10.5 million higher.

Direct Costs for 2005 totaled $128.9 million, an increase of $18.4 million (or 16.6%) compared to 2004. The principal components of direct costs were as follows:

Contracted Services increased $3.1 million compared to 2004. Contracted services include installation and maintenance services. The increase is related to the expansion of Impsat´s proprietary network and customer base.

Other Direct Costs principally include provisions for doubtful accounts, licenses and other fees, sales commissions paid to salaried work force and to third-party sales representatives,

and node expenses. Other Direct Costs for 2005 increased by $8.3 million compared to 2004. The increase is related primarily to an increase in energy costs, the appreciation of local currencies in Colombia and Brazil, non-recurring taxes in Venezuela and lower doubtful accounts recoveries.

Leased Capacity Costs increased by $7.4 million during 2005 as compared to 2004. The increase is a consequence of higher terrestrial and international capacity costs related to greater broadband and Internet services as well as higher interconnection costs related to the growth in telephony services.

Depreciation and Amortization. Our depreciation and amortization expenses for the year ended December 31, 2005 totaled $55.3 million, an increase of $10.5 million compared to depreciation and amortization for 2004. The increase in depreciation and amortization expenses is principally due to an increase in the Company’s depreciable fixed assets and the depreciation of goods in the Company’s warehouse.

Salaries and Wages for 2005 totaled $50.6 million, $4.3 million higher than 2004. The appreciation of local currencies in Brazil and Colombia against the U.S. dollar during 2005 negatively affected the salaries and wages expense. The aggregate number of employees decreased from 1,236 on December 31, 2004 to 1,208 on December 31, 2005.

Selling, General and Administrative expenses totaled $22.3 million for 2005, a decrease of 5.3% compared to 2004 ($23.6 million). This decrease is primarily related to cost control measures undertaken by management to reduce advisory fees, and travel and advertising expenses.

EBITDA

EBITDA for 2005 totaled $52.1 million, compared to $47.3 million in 2004. The $4.9 million, or 10.3%, increase in EBITDA is directly related to higher revenues. EBITDA represented 20.5% of Net Revenues during 2005.

	Twelve Months Ended (in thousands)
Item	31-Dec-2004	31-Dec-2005	Variation
Net Revenues	$227,715	$253,974	$26,259	11.5%
Direct Costs	$(110,527)	$(128,909)	$(18,382)	16.6%
Salaries & Wages	$(46,339)	$(50,597)	$(4,258)	9.2%
S,G&A	$(23,581)	$(22,335)	$1,247	-5.3%

EBITDA	$47,268	$52,133%	4,864	10.3%
As % of Net Revenues	20.8%	20.5%

Interest Expense

Net interest expense for the year ended December 31, 2005 totaled $31.0 million, compared to net interest expense of $20.0 million for the year ended December 31, 2004. The increase in our net interest expense is due to the increase in the rate of interest on subsidiary indebtedness, which totaled $113.2 million in outstanding principal, and to increased withholding taxes on such subsidiary indebtedness.

Effect of Foreign Exchange Losses and Gains

Impsat recorded a net gain on foreign exchange for 2005 of $10.1 million, principally due to the impact of an appreciation of the Brazilian Real on the book value of monetary assets and liabilities in Brazil. This compares to a net gain on foreign exchange of $5.8 million for the same period of 2004.

Net Loss

For the twelve months ended December 31, 2005, the Company recorded a net loss of $36.2 million, compared to a net loss of $14.2 million during 2004. The increase in net loss is principally explained by the increase in depreciation and amortization expenses and in interest expense.

Liquidity and Capital Resources

Cash and cash equivalents at December 31, 2005 were $24.1 million. This compares to cash and cash equivalents of $63.7 million at December 31, 2004. The decrease in cash is principally related to the repayment of debt.

Total indebtedness as of December 31, 2005 was $248.1 million as compared to $281.1 million on December 31, 2004. Of the total indebtedness at December 31, 2005, $19.8 million was short-term debt and the current portion of long-term debt, while the other $228.3 million represented long-term debt.

Non-GAAP Financial Measures

The Company presents EBITDA as a supplemental measure of performance because it believes that EBITDA provides a more complete understanding of our operating performance before the impact of investing and financing transactions. EBITDA and EBITDA margins are among the more significant factors in management’s evaluation of Company-wide performance. EBITDA can be computed by adding depreciation and amortization to operating income (loss), excluding gains on extinguishment of debt. The reconciliation of EBITDA to Operating Income (Loss) is presented in Appendix I Supplemental Financial Information in this Press Release. EBITDA (earnings before interest, taxes, depreciation, amortization, and non-recurring items) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States such as operating income or net income, nor should it be considered as an indicator of our overall financial performance.

EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Moreover, our method for calculating EBITDA may differ from the method utilized by other companies and therefore comparability may be limited.

*    *    *

IMPSAT Fiber Networks, Inc. is a leading provider of private telecommunications network and Internet services in Latin America. We offer integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. We provide telecommunications, data center and Internet services through our networks, which consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. We own and operate 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogotá, Caracas, Quito, Guayaquil, Rio de Janeiro and São Paulo. The Company has also deployed fourteen facilities to provide hosting services. Impsat currently provides services to more than 4,300 national and multinational companies, financial institutions, governmental agencies, carriers, ISPs and other service providers throughout the region. We have operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provide our services in other countries in Latin America. Visit us at www.impsat.com

Some of the statements in this report constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “in our view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include but are not limited to:

•	our expectations and estimates as to maintenance and growth of our Broadband Network, and

•	future financial performance, including growth in sales and income.

Factors that could cause our actual results to differ materially from those expressed in any forward-looking statements we make include, among others:

•	factors affecting our performance and financial conditions

•	the availability and terms of additional capital to fund our continuing efforts

•	adequacy of cash from operations for our future liquidity and working capital needs

•	inaccuracies in our forecasts of customer or market demand

•	loss of a customer that provides us with significant revenues

•	highly competitive market conditions

•	changes in or developments under laws, regulations and licensing requirements

•	changes in telecommunications technology

•	currency fluctuations, and

•	changes in economic conditions in the Latin American countries where we operate.

These factors should not be construed as exhaustive. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. The company does not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements herein is contained in the company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Impsat or the SEC.

(Tables to Follow)

PART I

FINANCIAL INFORMATION

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (SUCCESSOR COMPANY)

AS OF DECEMBER 31, 2004 AND 2005

(In thousands of U.S. Dollars, except share amounts)

	2004	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63,655	$24,070
Trade accounts receivable, net	29,363	35,812
Other receivables	12,865	10,784
Prepaid expenses	3,008	2,824

Total current assets	108,891	73,490

PROPERTY, PLANT AND EQUIPMENT, Net	317,310	309,892

OTHER NON-CURRENT ASSETS	17,706	16,161

TOTAL	$443,907	$399,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable- trade	$36,485	$46,080
Short- term debt	2,656	2,168
Current portion of long-term debt	45,092	17,604
Accrued and other liabilities	31,217	45,320

Total current liabilities	115,450	111,172
LONG-TERM DEBT, Net	233,335	228,331
OTHER LONG-TERM LIABILITIES	16,109	16,295

Total liabilities	364,894	355,798

COMMITMENTS AND CONTINGENCIES (NOTE 14)
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares outstanding as of December 31, 2004 and 2005	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 10,116,100 shares issued and outstanding (including 100,000 and 50,000 restricted shares held in the 2003 Stock Incentive Plan as of December 31, 2004 and 2005, respectively)	101	101
Additional paid in capital	90,542	90,653
Accumulated deficit	(4,742)	(40,990)
Deferred stock-based compensation	(880)	(440)
Accumulated other comprehensive loss	(6,008)	(5,579)

Total stockholders’ equity	79,013	43,745

TOTAL	$443,907	$399,543

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. Dollars, except per share amounts)

	Predecessor Company	Successor Company	Successor Company	Successor Company
	Three Months Ended March 31, 2003	Nine Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005
NET REVENUES:
Broadband and satellite	$41,382	$120,855	$161,964	$172,852
Internet	5,733	18,308	26,125	30,591
Value added services	4,781	10,557	16,674	24,874
Telephony	4,106	13,568	21,673	24,967
Sales of equipment	74	926	1,279	690

Total net revenues	56,076	164,214	227,715	253,974

COSTS AND EXPENSES:
Direct costs:
Contracted services	4,125	13,376	21,285	24,379
Other direct costs	4,696	18,353	20,647	28,909
Leased capacity	17,407	49,516	67,632	74,990
Cost of equipment sold	48	803	963	631

Total direct costs	26,276	82,048	110,527	128,909
Salaries and wages	10,727	35,639	46,339	50,597
Selling, general and administrative	5,553	19,824	23,581	22,335
Gain on extinguishment of debt		(14,253)	(115)
Depreciation and amortization	19,353	29,535	44,797	55,324

Total costs and expenses	61,914	152,793	225,129	257,165

Operating (loss) income	(5,838)	11,421	2,586	(3,191)

OTHER INCOME (EXPENSE):
Interest income	200	1,068	1,136	1,433
Interest expense (contractual interest of $21,801 for the three months ended March 31, 2003 (Predecessor))	(1,909)	(14,435)	(21,106)	(32,394)
Net gain on foreign exchange	9,959	17,566	5,804	10,131
Reorganization items	726,127
Other income (loss), net	2,923	(4,689)	840	(7,735)

Total other income (expense)	737,310	(490)	(13,326)	(28,565)

Income (loss) before income taxes	731,472	10,931	(10,740)	(31,756)
Provision for foreign income taxes	(406)	(1,454)	(3,479)	(4,492)

NET INCOME (LOSS)	$731,066	$9,477	$(14,219)	$(36,248)

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$8.00	$0.96	$(1.42)	$(3.61)

DILUTED	$8.00	$0.72	$(1.42)	$(3.61)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC	91,429	9,917	9,994	10,054

DILUTED	91,429	16,057	9,994	10,054

Appendix I

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA to Operating Income (Loss)

	Twelve months ended
	30-Dec-04	30-Dec-05
EBITDA	$47,268	$52,133
Depreciation and Amortization	$(44,797)	$(55,324)
Gain on early extinguishment of debt	115
Operating Income (Loss)	$2,586	$(3,191)